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                                                           EXECUTION COUNTERPART


                                 AMENDMENT NO. 2

          AMENDMENT NO. 2 dated as of October 30, 2000, between HARTE-HANKS, INC. (the "Borrower") and the lenders party hereto (the "Lenders").

          WHEREAS, the Borrower, certain of the Lenders, the Retiring Lender referred to below and The Chase Manhattan Bank as Administrative Agent are parties to a 364-Day Credit Agreement dated as of November 4, 1999 (as amended, modified and supplemented and in effect on the date hereof, the "Credit Agreement");

          WHEREAS, Bank of Montreal wishes to cease being a "Lender" under the Credit Agreement, and United Missouri Bank wishes to become a "Lender" under the Credit Agreement and assume the Commitment of Bank of Montreal thereunder; and

          WHEREAS, the Borrower and the certain of the Lenders wish to extend the Commitment Termination Date (as such term is defined in the Credit Agreement) and, in that connection, reallocate certain of the Commitments.

          NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


          Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the condition specified in Section 3, but with effect on and after the date hereof, the Credit Agreement is hereby amended as follows:

          2.01 Extension of Commitment Termination Date. The definition of "Commitment Termination Date" in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

               "Commitment Termination Date" means the date 364 days from November 2, 2000, subject to extension as provided in Section 2.10 (or, if such date is not a Business Day, the preceding Business Day).

          2.02 Adjustment to Commitments. Bank of Montreal shall cease to be a "Lender" party to the Credit Agreement and United Missouri Bank shall assume the Commitment of Bank of Montreal under the Credit Agreement, and become a "Lender" with a Commitment in such amount under the Credit Agreement. In addition, the Commitments of the other Lenders shall be adjusted so that, after giving effect thereto, the Commitments of the Lenders are allocated as provided in Annex I hereto.

          Section 3. Condition Precedent. The amendments to the Credit Agreement set forth in Section 2 above shall become effective upon (i) the execution and delivery of this Amendment No. 2 by the Borrower and each Lender (including by Bank of Montreal and United Missouri Bank), (ii) delivery to the Administrative Agent of resolutions of the Board of Directors of the Borrower adopted in respect of the transactions contemplated hereby, in form and substance satisfactory to the Administrative Agent and (iii) the payment to each Lender (other than Bank of Montreal) of an extension fee in the amount of .03% of the Commitment of such Lender after giving effect to the amendment set forth in
Section 2.

          In addition, in the event that on the date of such effectiveness there shall be any outstanding

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Loans under the Credit Agreement, then it shall be an additional condition to such effectiveness that, notwithstanding any provision of the Credit Agreement requiring that Loans and prepayments be allocated ratably, the Lenders that are increasing their Commitments (including, United Missouri Bank) shall make Syndicated Loans under the Credit Agreement, the proceeds of which shall be applied to the prepayment of Syndicated Loans held by the Lenders whose Commitments are decreasing (including Bank of Montreal), so that after giving effect thereto the Syndicated Loans are held by the Lenders ratably in accordance with their Commitments as adjusted hereunder, and the Borrower shall have paid any amounts owing under Section 2.16 of the Credit Agreement in connection with such prepayment. It is understood that in any event the entire principal of and interest on all Syndicated Loans held by Bank of Montreal under the Credit Agreement (including, without limitation, all accrued interest and fees and any amounts payable to Bank of Montreal under Section 2.16 of the Credit Agreement) shall be paid in full upon such effectiveness.

          Section 4. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in
Article III of the Credit Agreement (as amended hereby) are true and complete on the date hereof as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to be made as of a specific date, as of such specific date) and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 2.

          Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
2 to be duly executed and delivered as of the day and year first above written.

                                         HARTE-HANKS, INC.


                                         By
                                            -----------------------------
                                            Name:
                                            Title:

                                         LENDERS

                                         THE CHASE MANHATTAN BANK


                                         By
                                            -----------------------------
                                            Name:
                                            Title:


                                         BANK OF AMERICA, N.A.


                                         By
                                            -----------------------------
                                            Name:
                                            Title:


                                         THE BANK OF NEW YORK


                                         By
                                            -----------------------------
                                            Name:
                                            Title:


                                         BANK ONE, TEXAS, N.A.


                                         By
                                            -----------------------------
                                            Name:
                                            Title:



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                                       4


                                         MELLON BANK, N.A.


                                         By
                                            -----------------------------
                                            Name:
                                            Title:


                                         WELLS FARGO BANK NATIONAL
                                           ASSOCIATION


                                         By
                                            -----------------------------
                                            Name:
                                            Title:


                                         WESTDEUTSCHE LANDESBANK
                                           GIROZENTRALE NEW YORK BRANCH


                                         By
                                            -----------------------------
                                            Name:
                                            Title:

                                         BANK OF TOKYO-MITSUBISHI, LTD.


                                         By
                                            -----------------------------
                                            Name:
                                            Title:


                                         RETIRING LENDER

                                         BANK OF MONTREAL


                                         By
                                            -----------------------------
                                            Name:
                                            Title:

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                                                                      SCHEDULE I

                                   Commitments

Name of Lender                                              Commitment($)
--------------                                              -------------
The Chase Manhattan Bank                                    14,500,000.00

Bank of America, N.A.                                       14,500,000.00

The Bank of New York                                        10,500,000.00

Bank One, Texas, N.A.                                       10,500,000.00

Mellon Bank, N.A.                                           10,500,000.00

Wells Fargo Bank, N.A.                                      10,500,000.00

Westdeutsche Landesbank Girozentrale New York Branch        10,500,000.00

Bank Of Tokyo-Mitsubishi, Ltd.                               9,250,000.00

United Missouri Bank                                         9,250,000.00
                                                           --------------

Total                                                      100,000,000.00